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                                   Exhibit 14

                    Opinion and consent of Ernst & Young LLP
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Per Accumulation Unit Income and Capital Changes" in the Prospectus and "Investment Advisory and Other Services" in the Statement of Additional Information both included in the Form N-3 for Transamerica Occidental's Separate Account Fund C filed with the Securities and Exchange Commission on April 26, 1996 incorporated by reference in the Registration Statement (Form N-14 No. 333-11599) and related Prospectus of Transamerica Occidental's Separate Account Fund C expected to be filed Octobert 4, 1996. We also consent to the use of our reports dated February 8, 1996 and February 14, 1996 on Transamerica Occidental Separate Account Fund C and Transamerica Occidental Life Insurance Company and Subsidiaries, respectively, contained in the Statement of Additional Information, included in the Form N-3 for Transamerica Occidental's Separate Account Fund C filed with the Securities and Exchange Commission on April 26, 1996 and incorporated by reference in the Registration Statement (Form N-14 No. 333-11599) and related Prospectus of Transamerica Occidental's Separate Account Fund C expected to be filed October 4, 1996.


/s/ Ernst & Young LLP
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Los Angeles, California
October 2, 1996